UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2011

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Vienna, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Salary Adjustments and Cash Bonus Targets for Certain Executive Officers

On March 21, 2011, the Chief Executive Officer of MicroStrategy Incorporated (the “Company”) approved an increase to the annual salary of Sanju K. Bansal, Vice Chairman, Executive Vice President and Chief Operating Officer, resulting in an annual salary of $500,000 effective January 1, 2011.

On March 21, 2011, the Chief Executive Officer established a cash bonus target for 2011 for Sanju K. Bansal, Vice Chairman, Executive Vice President and Chief Operating Officer, in the amount of $500,000.

On March 21, 2011, the Chief Executive Officer approved an increase to the annual salary of Jonathan F. Klein, Executive Vice President, Law & General Counsel, resulting in an annual salary of $650,000 effective January 1, 2011.

On March 21, 2011, the Chief Executive Officer established a cash bonus target for 2011 for Jonathan F. Klein, Executive Vice President, Law & General Counsel, in the amount of $850,000.

On March 21, 2011, the Chief Executive Officer approved an increase to the annual salary of Douglas K. Thede, Executive Vice President, Finance & Chief Financial Officer, resulting in an annual salary of $500,000 effective January 1, 2011.

On March 21, 2011, the Chief Executive Officer established a cash bonus target for 2011 for Douglas K. Thede, Executive Vice President, Finance & Chief Financial Officer, in the amount of $500,000.

On March 21, 2011, the Chief Executive Officer approved an increase to the annual salary of Jeffrey A. Bedell, Executive Vice President, Technology & Chief Technology Officer, resulting in an annual salary of $500,000 effective January 1, 2011.

On March 21, 2011, the Chief Executive Officer established a cash bonus target for 2011 for Jeffrey A. Bedell, Executive Vice President, Technology & Chief Technology Officer, in the amount of $500,000.

Awards pursuant to the foregoing cash bonus targets for 2011 for Messrs. Bansal, Klein, Thede, and Bedell will be determined by the Chief Executive Officer based on the Chief Executive Officer’s subjective evaluation of the individual’s performance in the context of general economic and industry conditions and Company performance during 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2011	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer